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                                                                    EXHIBIT 23.1
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                               CONSENT OF KPMG LLP
                               -------------------



The Board of Directors
BancorpSouth, Inc.:


         We consent to incorporation by reference in the Joint Proxy Statement and Prospectus and in the Registration Statement on Form S-4 of BancorpSouth, Inc. of our report dated January 18, 2000, relating to the consolidated balance sheets of BancorpSouth, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999, which report is included in the 1999 Annual Report on Form 10-K of BancorpSouth, Inc. and to the reference to our firm under the heading "Experts" in the Joint Proxy Statement and Prospectus.


                                    /s/ KPMG LLP


Memphis, Tennessee
June 12, 2000